1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN


                             SECTION 1. INTRODUCTION

1.1      PURPOSE

                  The purpose of the 1994 American Exploration Company Stock Compensation Plan (the "Plan") is to advance and promote the interests of the American Exploration Company (the "Company"). The Plan does this by encouraging and enabling directors, officers and other employees of the Company to acquire shares of its common stock and by providing for monetary payments to such employees based in part on the value of such shares. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding employees but also of promoting a close identity of interests between the Company's employees and its stockholders.

1.2      DEFINITIONS

                  When used herein, the following terms shall have the meanings set forth below:

                  (a) "ACTUAL AWARD" means the value of an Award of Performance Shares or Performance Units, determined according to Section 4.2, which becomes payable upon the attainment of a Program Target.

                  (b) "AWARD" means the grant of any Option, Restricted Common Stock, Performance Share or Performance Unit, or any combination, by the Committee to a Participant.

                  (c) "AWARD PERIOD" means those consecutive fiscal years designated by the Committee, during which Performance Shares or Performance Units may be earned under the Plan.

                  (d) "BOARD" means the Board of Directors of the Company.

                  (e) "CHANGE IN CONTROL" means that any of the following events has occurred after the effective date of the Plan:


                  (i) twenty percent (20%) or more of the outstanding Common Stock has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Company;

                  (ii) there has been a merger or equivalent combination involving the Company after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; or

                  (iii) twenty percent (20%) or more of the Directors elected by shareholders are persons who were not nominated in the then most recent proxy statement of the Company;

provided, however, that, notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred and no rights arising upon a Change in Control described in Section 5.2 shall exist to the extent that the Board of Directors otherwise directs by resolution adopted either prior to the Change in Control, or not later than forty-five (45) days after the Change in Control (if the percentage of

Common Stock acquired or Directors elected under clauses (i) or (iii) of the definition of Change in Control shall be at least twenty percent (20%) but less than twenty-five percent (25%)). Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and
Section 5.2, or any part of such Sections, not become effective may be rescinded or countermanded at any time with or without retroactive effect.

                  (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  (g) "COMMITTEE" means the Compensation Committee of the Board, which Committee shall consist of at least two Directors and shall at all times be constituted in conformity with the "disinterested administration" requirements of SEC Rule 16b-3.

                  (h) "COMMON STOCK" means common stock, $0.05 par value, of the Company.

                  (i) "DETERMINED VALUE" means the higher of (i) the highest bid price per share of Common Stock during the twelve months immediately preceding the date of a Change in Control, or (ii) the highest price per share of Common Stock actually paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Company).

                  (j) "DIRECTOR" means a member of the Board.

                  (k) "DISABILITY" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Committee based on medical evidence acceptable to it.

                  (l) "DISCOUNTED NONQUALIFIED STOCK OPTION" means a Nonqualified Stock Option which provides for a purchase price in accordance with the second sentence of Section 2.1(b).

                  (m) "ESCROW AGENT" means the escrow agent designated by the Committee to act under the provisions of the Escrow Agreement.

                  (n) "ESCROW AGREEMENT" means the document approved by the Committee or its designee which sets forth the agreement among the Company, a Participant, and the Escrow Agent pursuant to which an Award is held in escrow in order to enforce the Restrictions during the Restricted Period.

                  (o) "FORMULA GRANT" means an Award with respect to a non-employee Director pursuant to Section 2.1(o).

                  (p) "INCENTIVE STOCK OPTION" means a stock option, granted by the Committee to a Participant, that is designated by the Committee as an Incentive Stock Option and qualifies as such within the meaning of Section 422 of the Code.

                  (q) "NONQUALIFIED STOCK OPTION" means a stock option, granted by the Committee to a Participant, that is not an Incentive Stock Option.

                  (r) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, including a Discounted Nonqualified Stock Option.

                  (s) "OPTION AGREEMENT" means, with respect to an Option, the agreement evidencing such Option, as approved by the Committee.


                  (t) "PARENT" means a domestic corporation that is a "parent corporation", as defined in Section 424(e) of the Code.

                  (u) "PARTICIPANT" means any of the Directors and any of the officers or other employees of the Company (or any Subsidiary or Parent of the Company) compensated for such employment by a regular salary, who are selected to participate in the Plan in the manner described in Section 1.4. For purposes of this Plan, a Participant who is employed by any Parent or Subsidiary of the Company shall be deemed to be employed by the Company.

                  (v) "PERFORMANCE SHARE" means a unit of measurement equivalent to one share of Common Stock.

                  (w) "PERFORMANCE UNIT" means a unit of measurement equivalent to one share of Common Stock, payable entirely in cash pursuant to Section 4.4.

                  (x) "PRIOR PLAN" means the American Exploration Company Stock Compensation Plan, as amended and restated.

                  (y) "PROGRAM" means any separate plan or cycle to be established by the Committee under which Awards of Performance Shares or Performance Units shall be determined and Actual Awards may be earned by Participants to the extent that the predetermined Program Target is achieved during the corresponding Award Period.

                  (z) "PROGRAM TARGET" means an appropriate measure of financial or other corporate performance and levels of attainment, fixed or approved by the Committee for each Program, employed for the determination of Participants' Actual Awards.

                  (aa) "RESTRICTED COMMON STOCK" means shares of Common Stock issued or transferred to a Participant subject to the Restrictions set forth in Sections 3 and 5.4.

                  (ab) "RESTRICTED PERIOD" means, with respect to any share of Restricted Common Stock, the period of time determined by the Committee during which such share of Restricted Common Stock is subject to the Restrictions set forth in Sections 3 and 5.4.

                  (ac) "RESTRICTIONS" means the restrictions on transfer of Restricted Common Stock as set forth in Sections 3 and 5.4.

                  (ad) "RETIREMENT" means separation from service under conditions which constitute retirement as determined by the Committee.

                  (ae) "SEC RULE" means a particular rule under the Securities Exchange Act of 1934 and includes any corresponding successor rule or regulation.

                  (af) "SHARE EQUIVALENTS" means the number of shares of Common Stock with reference to which the amounts of any Performance Shares, Performance Units and Stock Appreciation Rights are measured.

                  (ag) "STOCK APPRECIATION RIGHTS" means the right to elect to cancel an Option under Section 2.1(m).

                  (ah) "SUBSIDIARY" means a domestic corporation that is a "subsidiary corporation" as defined in Section 424(f) of the Code.

1.3      ADMINISTRATION

                  (a) The Plan shall be administered by the Committee. Each member of the Committee shall be selected from among the non-employee members of the Board, shall not be eligible to receive any Award under the Plan (other than a Formula Grant pursuant to Section 2.1(o)) and shall be a "disinterested person" within the meaning of SEC Rule 16b-3(c)(2)(i).

                  (b) A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

                  (c) Subject to the provisions of the Plan, the Committee shall have the authority to:

                  (i)   select Participants;

                  (ii) determine the fair market value of the Common Stock from time to time for all purposes of the Plan;

                  (iii) grant to such Participants Options, Restricted Common
                        Stock, Performance Shares and Performance Units in such combination and in such amounts as it shall determine, subject to the terms and conditions of the Plan;

                  (iv) determine whether an Option that is granted to such a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

                  (v) amend any Incentive Stock Option so as to make it a Nonqualified Stock Option;

                  (vi) determine the purchase price under any Option and determine, at the time of grant or thereafter, whether or not an Option shall contain a right to cancel all or any portion of any such Option as provided in Section 2.1(m);

                  (vii) establish from time to time any guidelines deemed
                        necessary or appropriate for the administration or interpretation of the Plan, interpret the Plan, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan; and

                  (viii) cause records to be established in which shall be
                        entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, Performance Shares, Performance Units and shares of Restricted Common Stock awarded to each Participant, the Option expiration date and the duration of any applicable Restricted Period.

All decisions, actions or interpretations of the Committee that are within the scope of this Section 1.3 shall be final, conclusive and binding upon all parties.

1.4     PARTICIPATION

                Participants in the Plan shall be limited to those Directors, officers and other employees who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. In no event shall any Director who is not also an employee of the Company be entitled to receive any Award under the Plan, other than a Formula Grant under Section 2.1(o). No director or employee shall at any time have the right to be selected as a Participant or granted an Award. No Participant, having been granted an Award, shall have the right to be granted an additional Award in the future.

1.5     MAXIMUM NUMBER OF SHARES

                The Common Stock (and Share Equivalents) available for Awards under the Plan shall be limited to 9,000,000 shares (and Share Equivalents). This limitation is subject to adjustment as provided in Section 5.1. The Common Stock used for Awards under the Plan may be treasury shares, authorized but previously unissued shares, or shares purchased on the open market (at such time or times and in such manner as the Company may determine).

                            SECTION 2. STOCK OPTIONS

2.1     TERMS AND CONDITIONS OF OPTIONS

                Each Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                (a) Each Option Agreement shall specify the period for which the Option granted thereunder is granted and shall provide that the Option shall expire at the end of such period. In the case of an Incentive Stock Option such period shall not exceed ten years (or five years as specified in Section 2.1(l)) from the date of grant. The Committee may extend such Option period in the case of a Nonqualified Stock Option.

                (b) The purchase price per share under any Option other than a Discounted Nonqualified Stock Option shall be determined by the Committee at the time such Option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock (or 110 percent of such fair market value, as specified in Section 2.1(l)) on the date the Option is granted, as determined by the Committee. The purchase price per share under any Discounted Nonqualified Stock Option shall be determined by the Committee at the time such Option is granted and shall be less than the fair market value of the Common Stock on the date the Option is granted, as determined by the Committee.

                (c) Except as otherwise provided under the Plan, no part of any Option may be exercised until the Participant shall have remained in the employ of the Company for such period after the date on which the Option is granted as the Committee may specify in the Option Agreement, and the Option Agreement may provide for exercisability in installments.

                (d) Each Option Agreement shall provide that the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in (i) cash, (ii) Common Stock already owned by the Participant, or which would otherwise be issued to the Participant upon such exercise, having a total fair market value on the date of such exercise equal to the purchase price, or (iii) a combination of cash and Common Stock having a total fair market value on the date of such exercise equal to the purchase price. In the event that the purchase price is paid to the Company by the delivery of shares of Common Stock described in clause (ii) or (iii) of the immediately preceding sentence, the Committee may, in its sole discretion, grant to the Participant a Nonqualified Stock Option with respect to the same number of shares as the Participant so delivered to the Company plus the number of any shares withheld for purposes of any taxes in accordance with Section 5.6. The Committee in its sole discretion may also provide that the purchase price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company, against receipt of the certificates representing the shares of Common Stock issuable upon such exercise, the amount of the applicable sale or loan proceeds to pay the purchase price.

                  (e) If a Participant shall die (i) while an employee of the Company, (ii) within three months after termination of employment with the Company because of Retirement or (iii) within twelve months after termination of such employment because of Disability, any Option held by such Participant may be exercised, notwithstanding any installment schedule otherwise applicable to such Option, by the person or persons to whom the Participant's rights under the Option pass by will or applicable law or, if no such person has such right, by his executors or administrators, at any time, or from time to time, within twelve months after the Participant's death; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in
Section 2.1(a) or 2.1(l), as applicable.

                (f) A Participant whose employment by the Company shall terminate because of Disability or Retirement may exercise any Option held by such Participant, notwithstanding any installment schedule otherwise applicable to such Option, at any time, or from time to time, within three months after the termination of employment because of Retirement or within twelve months after the termination of employment because of Disability; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in
Section 2.1(a) or 2.1(l), as applicable.

                (g) A Participant whose employment by the Company shall terminate for any reason other than death, Disability or Retirement as aforesaid, may exercise any Option held by such Participant within three months after the termination of employment, but only to the extent that such Participant may be entitled to do so at the date of the termination of employment, except as may otherwise be determined by the Committee; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in Section 2.1(a) or 2.1(l), as applicable.

                (h) For the purposes of Sections 2.1(e), 2.1(f) and 2.1(g), the period after termination of employment within which any Option can be exercised may be extended by the Committee.

                (i) Each Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Participant (or any person acting under Section 2.1(e)) shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the date specified in Section 2.1(a) shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                (j) No Participant shall have any rights as a stockholder with respect to any shares subject to such Participant's Option prior to the date of issuance of such shares.
                                      -6-

                (k) To the extent required by Section 422(d) of the Code, the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

                (l) Notwithstanding Sections 2.1(a) and 2.1(b), if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the period specified in the Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the date of grant of such Option and the option price shall be at least 110 percent of the fair market value (as of the time of grant) of the Common Stock subject to the Option.

                  (m) Each Option Agreement shall also contain the applicable terms and conditions set forth in Sections 5.1(a), 5.2, 5.4 and 5.5 and may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may determine at the time of grant or thereafter that an Option Agreement may provide Stock Appreciation Rights which entitle the Participant to elect to cancel all or any portion of any such Option then subject to exercise; provided, however, that, with respect to individuals subject to SEC Rule 16b-3, such cancellation shall be permitted only during the period beginning on the third business day following the date of release by the Company of the financial data specified in SEC Rule 16b-3(e)(1)(ii) and ending on the twelfth business day following such date. In the case of an Incentive Stock Option, such right shall not be granted after the time of grant of such Option without the consent of the holder of such Option. Upon such election, the Company's obligation in respect of such Option shall be discharged, in the Committee's sole discretion, by (i) payment to the Participant of an amount in cash equal to the excess (or such percentage thereof as may be specified in the agreement or amended agreement), if any, of the fair market value at the time of cancellation of the shares of Common Stock subject to the Option or the portion thereof so cancelled over the aggregate purchase price for such shares as set forth in the Option Agreement and/or (ii) the issuance or transfer to the Participant of whole shares of Common Stock (plus cash for any fraction of a share) with a fair market value at such time equal to such excess (or such percentage thereof as may be specified in the agreement or amended agreement). Notwithstanding any other provision of the Plan, in the case of an Option containing a right to cancel all or any portion of such Option as provided in this Section 2.1(m), no Participant who is subject to SEC Rule 16b-3 may (i) exercise such Option within six months of the date such Option was granted or (ii) cancel such Option within six months of the date the right to cancel such Option was granted, unless such Participant's employment by the Company shall have terminated because of death.

                (n) Any Option granted in connection with the Stock Accumulation Program shall be subject to such other terms and conditions, including limitations with respect to when such Option may be exercised, as may be determined by the Committee and set forth in the Option Agreement.

                (o) Each year, each non-employee Director shall receive a Formula Grant of a Nonqualified Stock Option which shall be fully exercisable immediately, with respect to 25,000 shares of Common Stock in the first year of service during the term of the 1994 Plan and 5,000 shares of Common Stock for each year thereafter.

2.2     EXCHANGE OF OPTIONS

                The Committee may permit the voluntary surrender of all or any portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable in accordance with the terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the option price, exercise period, or any other terms and conditions of the Option surrendered.

2.3     SEQUENTIAL EXERCISE OF OPTIONS NOT REQUIRED

                Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding Option.
                           SECTION 3. RESTRICTED STOCK

3.1     TERMS AND CONDITIONS

                Each Participant receiving an Award of Restricted Common Stock shall execute an Escrow Agreement and appropriate blank stock powers with respect to his or her Restricted Common Stock. Stock certificates for such Restricted Common Stock registered in the name of each Participant shall be issued and deposited together with the Escrow Agreement and stock powers, with the Escrow Agent. The Escrow Agent shall issue to each Participant a receipt evidencing any stock certificate registered in the Participant's name and held by the Escrow Agent. A Participant shall be entitled to the delivery of such stock certificates out of escrow only in accordance with the provisions of Sections 3.4 and 3.5. All shares of Common Stock or other securities issued with respect to or in substitution for Common Stock held under the Escrow Agreement from time to time, whether such Common Stock or securities are issued by the Company or by another issuer, and all cash or other property received by the Escrow Agent on account of a redemption of the Restricted Common Stock or the liquidation of the Company, shall be treated as Common Stock and shall be subject to all of the terms and conditions of the Escrow Agreement and shall be delivered out of escrow to a Participant or to the Company as if it were the portion of Common Stock regarding which they were issued.

                  The Committee shall impose such conditions on the receipt of, or take such actions in connection with the making of, any Award of Restricted Common Stock as the Committee, with the advice of counsel, deems appropriate to ensure that lawful and adequate consideration is received by the Company for the issuance of the Restricted Common Stock included in such Award, including without limitation imposing a requirement that a Participant pay to the Company in cash an amount equal to the aggregate par value of the Restricted Common Stock to be received or causing an Award of Restricted Common Stock to be made in part for consideration consisting of services previously rendered by a Participant to the Company having a value equal to the aggregate par value of such Restricted Common Stock. If the Committee imposes any such condition or takes any such action with respect to any Award, it may also, in its discretion, provide that in the event of the forfeiture of all or a portion of the Restricted Common Stock included in such Award, the Participant will receive reimbursement of or other credit for any consideration which such Participant pays or is deemed to have paid for such Restricted Common Stock at or prior to the receipt of such Award.

3.2     RIGHTS OF PARTICIPANTS

                Except for the Restrictions and the forfeiture conditions set forth in Sections 3.3, 3.4 and 5.4, each Participant shall have all of the rights and privileges of a stockholder of the Company as to his or her Restricted Common Stock, including the right to receive any cash dividends declared with respect to such stock and to direct the Escrow Agent as to the exercise of voting rights.

3.3     RESTRICTIONS

                Restricted Common Stock covered by an Award shall be subject to the Restrictions and forfeiture conditions set forth in this Section 3.3 and in Sections 3.4 and 5.4, which shall apply from the date the Award is granted and shall continue until such Common Stock becomes vested pursuant to the provisions of Section 3.4, 3.5 or 5.2. The Committee shall have the authority to modify or remove any or all of such Restrictions whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date hereof, such action is appropriate.

3.4     VESTING

                At the time each Award of Restricted Common Stock is made, the Committee shall establish a schedule according to which the Restricted Common Stock shall vest and the Restricted Period shall end. Subject to accelerated vesting upon a Change in Control (as provided in Section 5.2) or upon a termination of employment because of Retirement, Disability or death (as provided in Section 3.5) or otherwise at the discretion of the Committee, at the expiration of the Restricted Period, and subject to the satisfaction of the Company's obligation to withhold taxes as set forth in Section 5.6, a stock certificate evidencing Common Stock with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered out of escrow to the Participant, or the legal representative of such Participant, free of the Restrictions and forfeiture conditions set forth in this Section 3.4 and in Sections 3.3 and 5.4.

                Except in the case of Retirement, Disability or death, all as provided in Section 3.5, or as otherwise determined by the Committee, upon the termination of employment with the Company of any Participant, all Restricted Common Stock awarded under the Plan which is then subject to Restrictions shall be forfeited by the Participant and become the property of the Company and all of the rights of such Participant to such Restricted Common Stock and as a holder of such Restricted Common Stock (including the right to accrued but unpaid dividends) shall terminate without further obligation on the part of the Company.

3.5     RETIREMENT, DISABILITY OR DEATH

                With respect to any Participant whose employment by the Company terminates because of (i) Retirement, (ii) Disability, or (iii) such Participant's death, the expiration date of the Restricted Period of any outstanding Restricted Common Stock held for the account of such Participant shall be advanced to the date of such termination of employment and the full balance of Restricted Common Stock in such account shall be delivered out of escrow as provided in Section 3.4.

3.6     SECTION 83(B) ELECTIONS

                  A Participant who files an election with the Internal Revenue Service to include the fair market value of any shares of Restricted Common Stock in gross income while they are still subject to Restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld (or make such other arrangements acceptable to the Company) to enable the Company to claim an income tax deduction with respect to such election.

3.7     LIMITATIONS

                Awards of Restricted Common Stock under the Plan shall not exceed 5,000,000 shares of Common Stock in the aggregate.

               SECTION 4. PERFORMANCE SHARES AND PERFORMANCE UNITS

4.1     PROGRAM ESTABLISHMENT AND PARTICIPANT GRANTS

                The Committee is authorized to establish Programs to be effective over designated Award Periods. At the beginning of each Award Period, the Committee will fix or approve a Program Target for the Company for such Award Period and a schedule relating the accomplishment of the Program Target to the Awards that can be earned by Participants. The Committee will then allocate a number of Performance Shares or Performance Units to each Participant who is selected to receive an Award of Performance Shares or Performance Units. The Committee may add new Participants to a Program after its commencement by making pro rata Awards. A Participant shall have no rights as a stockholder with respect to any Performance Shares or Performance Units.

4.2     DETERMINATION OF ACTUAL AWARD

                At the completion of a Program, or at such other times as required under the Plan, the Committee shall calculate each Participant's Actual Award for the Program by multiplying the average fair market value of one share of Common Stock during the 31-calendar-day period that ends on the last day of the Award Period by the number of Performance Shares and Performance Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Program Target.

4.3     PARTIAL AWARDS

                An employee who is a Participant for less than a full Program, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award of Performance Shares and Performance Units, if any, for that Program as the Committee shall determine.

4.4 PAYMENT OF ACTUAL AWARDS

                The Actual Awards of Performance Shares shall be payable one-half in Common Stock and one-half in cash; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant. The Actual Awards of Performance Units shall be payable entirely in cash. Payments of Actual Awards shall be made as soon as practicable after the completion of a Program.

4.5     ADJUSTMENT OF PROGRAM TARGETS

                The Committee may, during the Award Period, make such adjustments to Program Targets as it may deem appropriate to compensate for, or reflect, any significant changes that may have occurred during such Award Period in accounting practices, tax laws or other laws or regulations that alter or affect the computation of the measures of performance used for the calculation of Actual Awards.

                          SECTION 5. GENERAL PROVISIONS

5.1     CERTAIN ADJUSTMENTS TO PLAN SHARES

                  (a) For all purposes under the Plan, in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares available for Awards under the Plan, the number and kind of shares represented by

Performance Shares or Performance Units and the number and kind of shares subject to Restrictions or subject to Options in outstanding Option Agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section 5.1(a) shall be made only to the extent that it does not constitute a "modification" within the meaning of Section 424(h)(3) of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 5.1(a), and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

                  (b) In the event (i) any Option granted under the Plan shall be surrendered, or terminate or expire or (ii) Awards of Performance Shares, Performance Units or Restricted Common Stock shall be forfeited, the number of shares of Common Stock no longer subject to such Option or no longer payable under such Awards, or shares of Restricted Common Stock that are forfeited shall thereupon be released and shall thereafter be available for new Awards under the Plan. Notwithstanding the foregoing, in the event of a cancellation of an Option as described in Section 5.2, the number of shares as to which such Option was cancelled shall not again become available for use under the Plan. Furthermore, in determining the number of shares of Common Stock available for Awards under the Plan, only the number of shares of stock (i) paid in satisfaction of Actual Awards pursuant to Section 4.4 and (ii) delivered upon the cancellation of an Option pursuant to Section 2.1(m) shall be considered to have been used under the Plan with respect to such Awards; provided, however, that the number of shares of Common Stock represented by Performance Shares and Performance Units paid for in cash lump sums pursuant to Section 5.2 shall not again become available for use under the Plan.

5.2     EFFECT OF CHANGE IN CONTROL

                  (a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the following rules shall apply (except as otherwise provided in any applicable individual employment agreement or any applicable severance arrangement entered into prior to the Change in Control):

                           (i) All Options granted under the Plan which the
Participant shall not then have been entitled to exercise shall become exercisable immediately prior to or concurrently with the occurrence of the Change in Control and the Participant shall have the right, subject to clause
(ii) of this Section 5.2(a), to exercise all Options held by such Participant.

                           (ii) The Company shall cancel all Options that were
granted under the Plan at least six months prior to the date of such Change in Control. In the event of any such cancellation, the Company's obligation in respect of each such Option shall be discharged by payment to the Participant of a single cash lump sum (reduced by any taxes withheld pursuant to Section 5.6) in an amount equal to the excess, if any, of the Determined Value of the Common Stock subject to the Option or portion thereof so cancelled over the aggregate purchase price of such shares as set forth in the applicable Option Agreement. All such amounts shall be payable as soon as practicable following the Change in Control.

                           (iii) All Restricted Periods shall end, the
Restrictions applicable to all previously granted Awards of Restricted Common Stock shall lapse and such shares shall be delivered to the Participant free from such Restrictions as soon as practicable following such Change in Control.

                           (iv) All incomplete Programs in effect on the date
the Change in Control occurs shall end on the date of such change, and the Program Targets with respect to each such Program shall be deemed to have been attained to the full and maximum extent. The Committee shall cause to be paid to each Participant full Awards with respect to Program Targets for each such Program. All Awards of
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Performance Shares and Performance Units which are deemed to have been earned to the full and maximum extent upon the Change in Control shall be payable in single cash lump sums (reduced by any taxes withheld pursuant to Section 5.6), determined by multiplying the number of Performance Shares and Performance Units corresponding to such full Awards by the Determined Value of one share of Common Stock. All such amounts shall be payable as soon as practicable following the Change in Control.

                (b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

5.3     LISTING AND QUALIFICATION OF SHARES

                The Company, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option or pursuant to Restricted Common Stock or Performance Shares until completion of such stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

5.4     TRANSFERABILITY

                Options, Restricted Common Stock, Performance Shares and Performance Units shall not be transferable other than under a qualified domestic relations order (as defined under Section 414(p) of the Code) (a "QDRO") or by will or by the laws of descent and distribution, and no transfer under a QDRO or by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of such QDRO or will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of a Participant, only the Participant may exercise Options and receive cash payments and deliveries of shares of Common Stock pursuant to the Plan.


5.5     NO RIGHT TO CONTINUED EMPLOYMENT

                Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company, nor shall they interfere in any way with the right of the Company to terminate any employee's employment at any time.

5.6     TAXES

                The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Awards delivered or paid under the Plan including, but not limited to, (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their fair market value on the date of exercise to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, beneficiary or legal representative, and
(iii) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing the Common Stock and any other distributions under the Plan.

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5.7     AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

                No Award shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board.

5.8     PAYMENTS OR DELIVERIES TO PERSONS OTHER THAN PARTICIPANTS

                If the Committee shall find that any person to whom any amount is payable, or shares are deliverable, under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment or delivery due to such person or such person's estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid or delivered to such person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment or delivery. Any such payment or delivery shall be a complete discharge of the liability of the Company, the Committee and the Board.

5.9     NO LIABILITY OF COMMITTEE MEMBERS

                No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument relating to the Plan executed by such member or on such member's behalf in his or her capacity as a member of the Committee or the Board or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

5.10    GENERAL CREDITOR STATUS

                Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or pay cash; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

5.11    AMENDMENT OR TERMINATION

                Except as to matters that in the opinion of the Company's counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Board. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and may delegate to the Committee the authority to amend the Plan; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Company may be made without the approval of the shareholders of the Company and (ii) no

                                      -13-

amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without such Participant's written consent. Subject to earlier termination pursuant to the provisions of this Section 5.11, no Incentive Stock Options shall be granted under the Plan after May 10, 2003.

5.12    SPECIAL SIX-MONTH HOLDING REQUIREMENT

                In the case of any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, any equity security (including a derivative security) of the Company granted under the Plan to such Participant shall not be disposed of until six months have elapsed from the date of grant of the equity security (or, if later, the date the Plan is approved by the Company's shareholders as provided in Section 5.14) or, in the case of a derivative security, the date of acquisition of the derivative security (or, if later, the date the Plan is approved by the Company's shareholders as provided in Section 5.14) to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. The Committee shall be authorized to impose such restrictions or take such action as it deems appropriate in order to ensure compliance with the six-month holding requirement described in this Section 5.12.

5.13    GOVERNING LAW

                The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.

5.14    EFFECTIVE DATE

                The Plan is effective as of November 1, 1994 subject to approval by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at an annual or special meeting of the Company's stockholders. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such shareholder approval, Awards may be made by the Committee as provided herein subject to such subsequent shareholder approval. In the event that such shareholder approval is not obtained, any such Awards shall be cancelled and all rights of Participants with respect to such Awards shall thereupon cease.

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